SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2005

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition

On October 19, 2005, The New York Times Company (the “Company”) issued a press release announcing the Company’s earnings for the third quarter of 2005.  On October 19, 2005, the Company also issued a press release announcing the Company’s revenues for September 2005.  Copies of these press releases are furnished as exhibits to this Form 8-K.

ITEM 2.05  Costs Associated with Exit or Disposal Activities

This Current Report on Form 8-K updates the Company’s Form 8-K filing on September 21, 2005, in which the Company disclosed plans to undertake staff reductions.  At that time, the Company was unable to provide the estimated cost.  In connection with the Company’s announcement of its third-quarter earnings, the Company estimated that the total charge associated with these staff reductions will be in the range of $35 to $45 million, and will be recorded over the next three quarters, beginning in the fourth quarter of 2005.  Substantially all of the charges will be one-time severance and benefit costs, which will result in future cash expenditures.  The exact cost and the timing of the recognition and expenditures will depend on the final composition and seniority of the affected employees as well as the timing of the full implementation of the staff reductions.

ITEM 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1	The New York Times Company Earnings Press Release dated October 19, 2005

Exhibit 99.2	The New York Times Company September Revenues Press Release dated October 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: October 19, 2005	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and Senior Counsel

Exhibit List

Exhibit 99.1	The New York Times Company Earnings Press Release dated October 19, 2005

Exhibit 99.2	The New York Times Company September Revenues Press Release dated October 19, 2005